Exhibit 10.34
CORNERSTONE BIOPHARMA HOLDINGS, INC.
Amended and Restated Restricted Stock Agreement
Granted Under 2005 Stock Incentive Plan
     This AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (this “Agreement”) is dated as of August 20, 2008, and amended and restated as of October 31, 2008 (the “Amendment Date”), between Cornerstone BioPharma Holdings, Inc., a Delaware corporation (the “Company”), and David Price (the “Participant”).
BACKGROUND
     WHEREAS, the Company has entered into an agreement and plan of merger, as amended with Critical Therapeutics, Inc. (“Critical Therapeutics”) and Neptune Acquisition Corp., which is a wholly owned subsidiary of Critical Therapeutics (“Transitory Subsidiary”), pursuant to which Transitory Subsidiary will merge with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of Critical Therapeutics. Critical Therapeutics will thereafter change its name to Cornerstone Therapeutics Inc (“Cornerstone Therapeutics”).
     WHEREAS, the Company wishes to employ the Participant, and the Participant desires to accept employment with the Company.
     WHEREAS, in connection with the employment by the Company of the Participant, the parties intended that the Participant would receive, immediately prior to the merger, a restricted stock grant of 2.2% of the fully diluted capitalization of Cornerstone Therapeutics immediately following the merger (the “Objective”).
     WHEREAS, in order to accomplish the Objective, the Company and the Participant previously entered into the Restricted Stock Agreement dated as of August 20, 2008 (the “Original Agreement”), pursuant to which the Company agreed to grant the Participant 1,301,776 shares of the Company’s common stock, $0.0001 par value per share, subject to certain restrictions, based upon the projected fully diluted post-merger capitalization of Cornerstone Therapeutics as of that date.
     WHEREAS, since entering into the Original Agreement, the number of shares of the Company’s common stock that would represent 2.2% of the projected fully diluted post-merger capitalization of Cornerstone Therapeutics has changed due to, among other things, changes in the number of outstanding stock options for each of Critical Therapeutics and the Company, and accordingly the number of restricted shares under the Original Agreement are insufficient to accomplish the Objective.
     WHEREAS, the parties acknowledge the need to increase the number of restricted shares granted to Participant based on the projected fully diluted capitalization of Cornerstone Therapeutics as of the Amendment Date to more fully achieve the Objective.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:
1. Grant of Restricted Stock.
     In connection with the employment by the Company, of the Participant, the Company has agreed to grant the Participant 1,365,629 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to certain restrictions (the “Restricted Stock”), upon the terms and conditions set forth in this Agreement. The Restricted Stock will be granted pursuant to and shall in all respects be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan (the “Plan”), a copy of which has been furnished to the Participant.
2. Vesting Commencement Date; Grant Date. This agreement is effective as of August 20, 2008 and vesting of the Shares to be granted hereunder shall commence as of September 8, 2008 (the “Vesting Commencement Date”). The Company shall grant the Shares to the Participant immediately prior to the effective time of the proposed merger between the Company and Neptune Acquisition Corp. (“Neptune”), a Delaware corporation and wholly owned subsidiary of Critical Therapeutics, Inc., a Delaware corporation (“Critical Therapeutics”), pursuant to an Agreement and Plan of Merger dated as of May 1, 2008, as amended (the “Merger Agreement”), among the Company, Neptune, Critical Therapeutics and, for purposes of Section 8.3 and 9.13 of the Merger Agreement, Cornerstone BioPharma, Inc., a Nevada corporation (the “Critical Therapeutics Merger”). If either or both of the Company and/or Critical Therapeutics terminate the Merger Agreement, the Company shall grant the Shares to the Participant within five (5) business days following the completion of the Company’s annual valuation, but in no event later than February 15, 2009. The date on which the Shares shall be granted to the Participant is referred to herein as the “Grant Date,” and the Participant shall be promptly notified of the Grant Date by the Company in writing once determined.
3. Vesting.
     (a) Vesting Schedule. Subject to the Participant’s continuing to provide services to the Company (whether as an employee, officer, director, consultant or advisor) on such dates, 25% of the Shares shall vest on each of the first four anniversaries of the Vesting Commencement Date, so that all of the Shares shall be vested four years after such date.
     (b) Forfeiture of Unvested Shares. If the Participant ceases to provide services to the Company for any reason prior to the date that all of the Shares are vested, the Participant shall automatically forfeit to the Company all Shares that are unvested at such time, except as provided in Section 3(c) below. Shares that are not vested are referred to herein as “Unvested Shares.”
     (c) Acceleration of Vesting. Notwithstanding Sections 3(a) and 3(b) above, immediately prior to, and contingent upon, the consummation of a Change in Control Event (as defined in the Plan), all of the Shares, to the extent that they are then unvested, shall vest in full and the forfeiture restrictions applicable to such Shares shall lapse. Notwithstanding anything to the contrary contained herein or in the Plan, the Company and the Executive acknowledge and agree that, for all purposes under this Agreement, a Change in Control Event as defined in the Plan does not and shall not include any merger, business combination or similar transaction with Critical Therapeutics, Inc. or any subsidiary or affiliate thereof.
4. Deposit and Release of Stock Certificates.
     (a) Deposit. To ensure the availability for delivery to the Company of the Unvested Shares upon the Participant’s ceasing to provide services to the Company, the Participant shall, upon execution of this Agreement and at any time thereafter, deliver and deposit with the Secretary of the Company any stock certificates representing any of the Unvested Shares, together with the stock assignment duly endorsed in blank attached hereto as Exhibit A. The Secretary shall hold the Unvested Shares and stock assignment until the Unvested Shares become vested or are forfeited to the Company. The Participant hereby appoints the Secretary as the Participant’s attorney-in-fact to assign and transfer to the Company any Unvested Shares that are forfeited to the Company.
     (b) Release. As the Shares vest or are forfeited to the Company, upon request by the Participant, the Secretary of the Company shall promptly cause a new stock certificate to be issued for the vested Shares and shall deliver any stock certificate for vested Shares to the Participant and any stock certificate for Unvested Shares to the Secretary of the Company. As a condition to the delivery of any stock certificate for vested Shares to the Participant, all applicable requirements for income and employment tax withholding with respect to such Shares shall have been satisfied by the Participant.
     (c) No Liability. Neither the Company nor the Secretary shall be liable for any act it may do or omit to do in good faith while holding the Unvested Shares.
5. Rights as a Stockholder. Participant shall have all rights of a stockholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 8.(a) of the Plan) with respect to Unvested Shares shall, until such shares vest, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, and shall be subject to the same restrictions as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.
6. No Right to Continued Employment. The Participant understands and acknowledges that, except as may otherwise be provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate the Participant’s service as an employee or consultant, as the case may be, at any time.

7. Company Right of First Refusal.
     (a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired pursuant to this Agreement, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.
     (b) Company Right to Purchase. For 60 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 60-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.
     (c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 7 shall remain subject to the right of first refusal set forth in this Section 7 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 7.
     (d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.
     (e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 7:

          (1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;
          (2) any transfer pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); and
          (3) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation);
provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 7 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument, in a form reasonably satisfactory to the Company, confirming that such transferee shall be bound by all of the terms and conditions of this Section 7.
     (f) Termination. The provisions of this Section 7 shall terminate upon the earlier of the following events:
          (1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act;
          (2) the closing of a Change in Control Event; or
          (3) the consummation of the Critical Therapeutics Merger.
     (g) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 7, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.
     (h) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered, sold or otherwise transferred, pledged or hypothecated except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and in compliance with applicable state securities laws or (ii) in the opinion of counsel satisfactory to the issuer of these securities, such offer, sale, transfer, pledge or hypothecation is in compliance with the Act and any applicable state securities laws.

The securities represented by this Certificate are subject to certain restrictions on vesting and transfer, and a right of first refusal held by the issuer or its assignee(s), as set forth in an Amended and Restated Restricted Stock Agreement, dated as of August 20, 2008, and amended and restated as of October 31, 2008, as such Agreement may be further amended, restated or modified from time to time, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of except in accordance with the provisions thereof and any transferee of these securities shall be subject to the terms of such Agreement. Copies of the foregoing Agreement are maintained with the corporate records of the issuer and are available for inspection at the principal offices of the issuer.”
8. Successors and Assigns of the Company. The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, such transferees.
9. Tax Withholding. The Participant acknowledges and agrees that the Company may require the Participant to pay, or may withhold from wages or other amounts paid by the Company to the Participant, any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.
10. Section 83(b) Election. The Participant hereby acknowledges that he may file a Section 83(b) election with the Internal Revenue Service within 30 days of the Grant Date, electing thereby to be taxed on the fair market value of the Shares as of the Grant Date. Absent such an election, ordinary income will be measured and recognized by the Participant as the shares vest (that is, each year on the anniversary of the Vesting Commencement Date). If the Participant makes a Section 83(b) election and later forfeits any Unvested Shares upon termination of service to the Company, the Participant could suffer adverse tax consequences. The Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the grant of the Shares and the advisability of filing of an election under Section 83(b) of the Internal Revenue Code.
THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY AND NOT THE COMPANY’S RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.
11. Agreement in Connection with Public Offering.
     The Participant agrees, in connection with either the Critical Therapeutics Merger or the initial and any other underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than, if applicable, those shares included in the offering) without the prior written consent of the Company or, if applicable, the underwriters managing such initial underwritten public offering of the Company’s securities for such number of days (not to exceed 180 days) from the closing date of the Critical Therapeutics Merger or the effective date of such registration statement, as applicable, as the Company or the managing underwriters, as applicable, may require, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters, as applicable, at the time of the Critical Therapeutics Merger or any such offering.
12. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to Cornerstone BioPharma Holdings, Inc., 2000 Regency Parkway Suite 255, Cary, NC 27518, Attention: Human Resources, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to Participant at Participant’s address in the Company’s records.
13. Governing Law. This Agreement shall be construed under and governed by the laws of the State of North Carolina, without regard to the conflict of law provisions thereof.
14. Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.
15. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
16. Entire Agreement. The Plan and the terms and conditions thereof are incorporated herein by this reference. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Any defined terms used herein shall have the meanings set forth in the Plan, except as otherwise defined herein. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified except by means of a writing signed by the Participant and the Company.
[signature page follows]

[Signature Page to Amended and Restated Restricted Stock Agreement]
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

CORNERSTONE BIOPHARMA HOLDINGS, INC.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	President & Chief Executive Officer

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing restricted stock grant and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

PARTICIPANT:
/s/ David Price
Name:	David Price

Address:	286 Masters Court Kiawah Island, SC 29455

Exhibit A
ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE
     FOR VALUE RECEIVED I, David Price, hereby assign and transfer unto Cornerstone BioPharma Holdings, Inc. (the “Company”) shares of the Common Stock of the Company standing in my name on its books and represented by Certificate No. ___. I do hereby irrevocably constitute and appoint                                          to transfer such shares, with full power of substitution in the premises.
     This Assignment may be used only in conjunction with the Amended and Restated Restricted Stock Agreement between the Company and the undersigned entered into on August 20, 2008, and amended and restated as of October 31, 2008.
Dated:                     , 2008

Signature:

INSTRUCTIONS: Do not complete any blanks other than the signature line. The sole purpose of this assignment is to enable Unvested Shares to be transferred to the Company upon the termination of the Participant’s service to the Company, as described in the Restricted Stock Agreement, without requiring additional signatures on the part of the Participant.